UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities

On March 28, 2009, MEMC Electronic Materials Inc. (the “Company”) committed to further cost reductions resulting in the termination of manufacturing employees at the Company’s St. Peters, Missouri and Sherman, Texas facilities.  The action was taken to better align the Company’s workforce to current manufacturing needs as demand for semiconductors and semiconductor wafers has been significantly impacted by the current global economic environment.  The current U.S. reduction in force affects approximately 200 employees total.  In the aggregate, the Company expects to incur charges related to these U.S. layoffs in the 2009 first quarter of approximately $2.5 million for one-time discretionary severance pay accounted for under SFAS No. 146.  The Company expects to pay this amount in the 2009 second quarter. These layoffs follow layoffs of approximately 100 manufacturing employees of the Company’s Japanese subsidiary, MEMC Japan Ltd. (MJL), in February of 2009. Pursuant to MJL’s benefit plans, affected employees received termination payments totaling approximately $4.5 million.   The Company is currently conducting related asset impairment analyses in connection with the preparation of its quarterly report for the 2009 first quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: April 2, 2009	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer